UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2011

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

On September 30, 2011, Heckmann Corporation (the “Company”), through its wholly-owned subsidiary, China Water and Drinks, Inc. (“CWD”) (by virtue of a novation from its wholly-owned subsidiary China Water and Drinks (BVI) Inc.), entered into a Share Purchase Agreement (the “SPA”) by and among Pacific Water & Drinks (HK) Group Limited (f/k/a Sino Bloom Investments Limited), a Hong Kong company (“Buyer”), CWD, as Seller, and China Water Drinks (H.K.) Holdings Limited, a Hong Kong company (“Target”), pursuant to which CWD agreed to sell 100% of the equity interests in Target to Buyer in exchange for shares in Buyer equal to ten percent (10%) of Buyer’s outstanding equity. The SPA contains anti-dilution provisions which would adjust CWD’s equity interest in Buyer in connection with a new share issuance by Buyer (except in certain circumstances described more fully in the SPA), until such time as Buyer undertakes an initial public offering for its shares, or a sale of a controlling stake in Buyer is consummated, at which time CWD’s anti-dilution rights shall terminate. The closing of the sale of Target and the transfer of Buyer shares to CWD was also consummated on September 30, 2011 (the “Sale”). The SPA contains limited representations and warranties related to the business of Target, none of which survived the closing of the Sale.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference. The SPA has been included to provide investors with information regarding its terms; however, it is not intended to provide any other factual information about the Company. A copy of the Novation Agreement by and between CWD and China Water & Drinks (BVI) Inc., dated as of September 30, 2011 (the “Novation Agreement”), is filed as Exhibit 10.2 hereto and incorporated herein by this reference.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on form 8-K is hereby incorporated by reference into this Item 2.01. On 11:59 p.m. on September 30, 2011, and subsequent to the Sale, the Company abandoned all interests in its remaining non-U.S. subsidiaries that were part of its China Water operations but, which were not part of the Sale (the “Abandonment”). Subsequent to the Sale and the Abandonment, the historical financial results of Target and the remaining abandoned subsidiaries will be reflected in the consolidated financial statements of the Company as discontinued operations for all periods presented through the date of the Sale, beginning with the financial statements to be filed for the quarter ended September 30, 2011. Filed as Exhibit 99.1 to this Form 8-K are unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2011, and unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2011, and unaudited pro forma consolidated statements of operations of the Company for the years ended December 31, 2010, 2009 and 2008, in each case giving effect to the Sale and Abandonment.

ITEM 7.01.	Regulation FD Disclosure

On October 3, 2011, the Company issued a press release regarding the Sale. A copy of this press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.2 attached hereto are being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

ITEM 9.01.	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company dated as of June 30, 2011, the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2011, and the unaudited pro forma consolidated statements of operations of the Company for the years ended December 31, 2010, 2009 and 2008 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

10.1	Share Purchase Agreement by and among Pacific Water & Drinks (HK) Group Limited (f/k/a Sino Bloom Investments Limited), China Water and Drinks (BVI) Inc., and China Water Drinks (H.K.) Holdings Limited, dated as of September 30, 2011.

10.2	Novation Agreement by and between China Water and Drinks, Inc. and China Water & Drinks (BVI) Inc., dated as of September 30, 2011.

99.1	Unaudited pro forma condensed consolidated balance sheet of the Company dated as of June 30, 2011, unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2011 and unaudited pro forma consolidated statements of operations of the Company for the years ended December 31, 2010, 2009 and 2008.

99.2	Press Release issued on October 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: October 5, 2011	By:	/S/ DAMIAN C. GEORGINO
Damian C. Georgino Executive Vice President, Corporate Development and Chief Legal Officer